 POWER OF ATTORNEY

I hereby appoint any of Joseph R. Seiders, Craig H. Lewis, Gary Goldman and

Stuart M. Sklar as an attorney-in-fact, each with full power of substitution,

to execute and file in my name and on my behalf with the Securities and

Exchange Commission a Statement of Changes of Beneficial Ownership of

Securities on Form 4 or an Annual Statement of Changes of Beneficial

Ownership of Securities on Form 5, together with any supplements or amendments thereto.

     /s/ Michael J. Emmi

     Michael J. Emmi

 Acknowledgement

STATE OF PENNSYLVANIA )

                        )   ss

COUNTY OF PHILADELPHIA  )

On this 20th day of November, 2003, before me, a notary public in and for the aforesaid state and county, personally appeared Michael J. Emmi, known to me

(or satisfactorily proven) to be the person whose name is subscribed to the within instrument and acknowledged that she executed the same for the purpose therein contained.

IN WITNESS WHEREOF, I have hereunto set my hand and seal.

 /s/ Patricia E. Halberstadt

           Notary Public

     My Commission expires:  December 30, 2004

       [Notarial Seal]